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                                                                    Exhibit 99.1

[LETTERHEAD OF MICROMUSE]

Investor Relations contact:             Media Relations contact:
Kristin Jordahl                         Evan Birkhead
Director, Investor Relations            Vice President, Corporate Communications
(415) 343-7636                          (212) 895-8728
kristin.jordahl@micromuse.com           evan.birkhead@micromuse.com

JUNE 19, 2002

                  MICROMUSE EXTENDS OFFER TO ACQUIRE RIVERSOFT

SAN FRANCISCO - Micromuse Inc. (Nasdaq: MUSE), one of the leading providers of service and business assurance software, today announced an offer to acquire all the shares of UK-based RiverSoft(R) (LSE: RSFT.L) for approximately (Pounds)43 million (approximately $64 million) in cash. The foundation of RiverSoft's software portfolio is the NMOS(TM) network intelligence engine, which enables flexible object modeling and root-cause analysis for new generation networks. Micromuse believes these capabilities will complement the advanced diagnosis and correlation solutions provided by its Netcool(R) suite of applications.

"Customers are increasingly demanding intelligent software that helps managers isolate and resolve the root causes underlying service-affecting problems," said Greg Brown, Micromuse's Chairman & CEO. "As networks are being optimized for today's business needs our enterprise and service provider customers, now more than ever, are looking to acquire these capabilities from one industry leading provider."

Micromuse is committed to delivering solutions to enhance its customers' service uptime, elevate their optimum performance, and help them further contain operational costs. Further, as Micromuse continually extends and freshens its product suite to drive rapid ROI for our service provider and enterprise customers, we believe the acquisition of this technology will be an evolutionary step toward realizing this overall vision. Micromuse expects that RiverSoft's technology will provide the following advancements to the Netcool suite:

     . Comprehensive inventory management from a single pane of glass, enabled by end-to-end discovery across additional domains. The NMOS network intelligence engine expands Netcool's Layer 2 and Layer 3 IP network discovery technology into the domains of ATM/FR and MPLS, which are prevalent in today's enterprise and service provider environments.

     . Visual relationships that associate the performance of network components to the uptime of business services. The NMOS object model technology maintains the interdependencies between the network, system, application and service layers. These are displayed in a dynamic topological view, allowing customers to quickly assess the status of business services or the physical infrastructure.

     . Faster and more accurate identification and resolution of problems, enabled by an automated delivery of root-cause information. NMOS's downstream event

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          and alarm suppression identifies the root cause, freeing operators to prioritize and resolve problems more effectively. This makes operators more productive and reduces the mean time to resolution of service-affecting issues.

Micromuse and RiverSoft have common customers, OEMs, reseller relationships and software alliance partners.

RiverSoft's NMOS(TM) Technology

RiverSoft's Network Management Operating System (NMOS) has established itself as one of the leading technologies among the new breed of network and service management applications. NMOS encompasses:

     .    Network auto discovery;

     . Advanced object modeling techniques for cataloging the network intelligence that is automatically captured from the network;

     . Physical and logical topology mapping to abstract complex and massive networks into manageable and meaningful views for users and other applications;

     . Network monitoring and root-cause analysis to maintain the accuracy of network intelligence and act intelligently upon notifications of network service degradation.

RiverSoft's NMOS is the foundation layer of the RiverSoft application suite and provides auto-discovered network intelligence on network inventory, topology, configuration, utilization and performance. RiverSoft Advanced Management Extensions for advanced network services are modules that plug into NMOS to provide advanced support for new-generation technologies such as MPLS not commonly supported by traditional management vendors.

Integration of NMOS and the Netcool(R) Suite

The Netcool solution for advanced diagnosis and correlation includes Micromuse's flagship Netcool/OMNIbus(TM) application, which provides event deduplication and correlation; the Netcool/Impact(TM) application, which provides business policy correlation; and the Netcool/Visionary(TM) application, which provides device-level correlation. Micromuse anticipates that NMOS's downstream suppression, topology-based correlation and object modeling capabilities will be integrated with Micromuse's Netcool/Precision(TM) application, which provides IP-layer discovery, polling, topology storage, and inventory management, resulting in a new Netcool product or enhanced application.

"We expect the RiverSoft technology to enhance our ability to discover and correlate inter-layer IP, ATM, Frame Relay and MPLS problems quickly, while also providing a platform to model and manage abstract services and applications," said Suhas Uliyar, Micromuse's Vice President, Product Management. "Like Netcool, NMOS is able to scale as network infrastructures grow - a

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key function for managing the complexities in today's service provider and large-scale enterprises."

Financial Terms

The Boards of Micromuse and RiverSoft have reached agreement on the terms of a recommended cash offer. Micromuse U.K. Ltd., a wholly owned subsidiary of Micromuse, will make the offer. The offer is for 17.75 pence per ordinary share for the entire issued and to be issued share capital of RiverSoft. The offer values the currently issued share capital of RiverSoft at approximately (Pounds)43 million.

To access the complete public information and timetable on the acquisition, go to the Micromuse website at http://www.micromuse.com and click "Terms of the Offer."

Conference Call Information

Details of the transaction will be described in a simultaneous conference call and Webcast today at 2:00 PM Eastern Time. The call can be accessed by dialing
(888) 428-4469 (U.S.) or (612) 288-0340 (international), please ask for "the
Micromuse conference call." The Webcast can be accessed by clicking on http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=MUSE&script=
2100Investors.

A replay of the conference call will be available starting today after 2:30 PM Pacific Daylight Time (5:30 PM New York time, 10:30 PM London time) and continuing until midnight Pacific Daylight Time on June 26, 2002. The replay can be accessed by dialing (800) 475-6701 (U.S.) or (+1 320) 365-3844
(international) and entering access code 642631. A Webcast replay of the conference call will also be available on Micromuse's website at http://www.micromuse.com.

About the Netcool Suite

Micromuse's Netcool(R) software suite provides businesses with the assurance that their networks, services and applications are working. By allowing our customers to see what's happening throughout the infrastructure in realtime, Netcool applications enable them to respond to problems before they cause network-based business services to go down.

Netcool suite applications install out-of-the-box, deploy rapidly and scale as networks grow. Micromuse's flagship, Netcool/OMNIbus(TM) application, includes a library of off-the-shelf software modules that allow our customers to collect and consolidate fault information from more than 300 popular environments spanning voice and IP, cable/broadband, switches and routers, and enterprise management systems.

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About Micromuse

Micromuse Inc. (Nasdaq: MUSE) is one of the leading providers of service and business assurance software. Micromuse's recent list of awards the Crossroads A-List Award for Best IP Network Diagnosis Product for the Netcool(R)/Visionary(TM) application. In addition, Micromuse was recently recognized in the Forbes 500, Bloomberg's Tech 100, the Barron's 500, the Business Week Info Tech 100, Deloitte & Touche's Technology Fast 500, the San Francisco Chronicle 500 and Network World's NW200. Micromuse customers include AT&T, BT, Cable & Wireless, Charles Schwab, Deutsche Telekom, Digex, EarthLink, GE Appliances, ITC^DeltaCom, J.P. Morgan Chase, One 2 One and Verizon. Headquarters are located at 139 Townsend Street, San Francisco, Calif. 94107;
(415) 538-9090. The Web site is at www.micromuse.com.

About RiverSoft

RiverSoft develops, supports and markets advanced software products, used to simplify the monitoring and management of internet protocol, Ethernet, ATM, Frame Relay or MPLS networks. RiverSoft's NMOS (Network Management Operating System) products utilize a system that can automatically discover connectivity in such networks, thereby allowing RiverSoft to recognize and adapt to changes or problems on a network. The company's customer base covers diverse industries such as internet service providers, data service providers, enterprise organizations and telecommunications companies. Headquartered in Richmond, London, RiverSoft is listed on the London Stock Exchange under the symbol "RSFT.L". More information about RiverSoft is available at www.RiverSoft.com.

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Micromuse and Netcool are registered trademarks of Micromuse Ltd. RiverSoft is a registered trademark of RiverSoft. All other trademarks and registered trademarks in this document are the properties of their respective owners.

This press announcement does not constitute an offer or invitation to purchase any securities or a solicitation of an offer to buy any securities, pursuant to the proposed offer or otherwise. The offer will be made solely by the formal offer document and the form of acceptance accompanying it, which will contain the full terms and conditions of the offer, including details of how the offer may be accepted.

The availability of the offer to RiverSoft shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions. RiverSoft shareholders who are not so resident should inform themselves of and observe such applicable requirements.

Unless otherwise determined by Micromuse and permitted by applicable law and regulation, the offer for RiverSoft will not be made, directly or indirectly, in or into, or by use of the mails of, or by any other means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or of any facility of a national securities exchange of Canada, nor will it be made in or into Australia or Japan and the offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within Australia, Canada or Japan. Accordingly, unless otherwise determined by Micromuse and permitted by applicable law and regulation, neither copies of this announcement nor any other documents relating to the offer are being, or may be, mailed or otherwise forwarded, distributed or sent in or into Australia, Canada or Japan and persons receiving such documents (including custodians, nominees and trustees) must not distribute or send them in, into or from such jurisdictions.

The UK Panel on Takeovers and Mergers (the "Panel") wishes to draw the attention of member firms of the National Association of Securities Dealers in the United States to certain UK dealing disclosure requirements during the offer period. The offer period (in accordance with the City Code on Takeovers and Mergers (the "Code"), which is published and administered by the Panel) commences at the time when an announcement is made of a proposed or possible offer, with or without terms. RiverSoft has equity securities traded on the London Stock Exchange.

The above disclosure requirements are set out in more detail in Rule 8 of the Code. In particular, Rule 8 requires public disclosure of dealings during the offer period by persons who own or control, or who would as a result of any transaction own or control, one per cent. or more of any class of relevant securities of RiverSoft. Relevant securities include RiverSoft shares, and instruments convertible into RiverSoft shares. This requirement will apply until the first closing date or, if this is later, the date when the Offer becomes or is declared unconditional or lapses.

Disclosure should be made on an appropriate form by no later than 12 noon London time on the business day following the date of the dealing transaction. These disclosures should be sent to the Company Announcements Office of the London Stock Exchange (fax number:

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+44 (0) 20 7588 6057) with a copy sent (by fax or e-mail) to the Panel (fax number +44 (0) 20 7256 9386, e-mail: monitoring@disclosure.org.uk).

The Panel requests that member firms advise those of their clients who wish to deal in the relevant securities of RiverSoft that they may be affected by these requirements. If there is any doubt as to their application the Panel should be consulted (telephone number: +44 (0) 20 7382 9026, fax number: +44 (0) 20 7638
1554).

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In accordance with that Act, information in this document involving Micromuse's or RiverSoft's expectations, beliefs, hopes, plans, intentions, or strategies regarding the future are forward-looking statements that involve risks and uncertainties. Factors that would cause actual results to differ materially from those described herein include: (1) the inability to obtain necessary regulatory approvals or to obtain them on acceptable terms; (2) the inability to integrate successfully RiverSoft within Micromuse or to realize synergies from such integration; (3) costs and terms related to the acquisition of RiverSoft; (4) the economic environment of the industries in which Micromuse and RiverSoft operate; (5) failure to retain RiverSoft management; (6) regulatory changes in the industry; (7) the general economic environment; and (8) all other risks identified in Micromuse's Securities and Exchange Commission Filings, including but not limited to those appearing under the caption "Risk Factors" in Micromuse's most recent Quarterly Reports on Form 10-Q and on Form 10-K on file with the Securities and Exchange Commission and available on Micromuse's Web site. All forward-looking statements in this document are based upon information available to RiverSoft and Micromuse as of the date of this announcement, and neither RiverSoft, Micromuse, nor the combined company assumes any obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from each company's current expectations.